EXHIBIT 10.1

LOAN AGREEMENT

BY AND BETWEEN

PDEX FRANKLIN LLC

AND

MINNESOTA BANK & TRUST

NOVEMBER 6, 2020

i

V.18	Borrower’s Property	19
V.19	No Off-Site Improvements	19
V.20	Agreements.	20
V.21	Subsidiaries.	20
V.22	Anti-Terrorism Regulations.	20
V.23	Miscellaneous.	20
Article VI COVENANTS OF BORROWER		21
VI.1	Balancing the Loan.	21
VI.2	Paying Costs of the Project and the Loan.	21
VI.3	Using Loan Proceeds.	22
VI.4	Keeping of Records.	22
VI.5	Providing Financial Information.	22
VI.6	Leases.	23
VI.7	Maintaining Insurance Coverage	23
VI.8	Transferring, Conveying or Encumbering the Project	23
VI.9	Complying with the Loan Documents and Other Documents.	23
VI.10	Agreements with Affiliates.	23
VI.11	Appraisals.	24
VI.12	Other Indebtedness	24
VI.13	Miscellaneous.	24
VI.14	Other Agreements.	25
VI.15	ERISA Plan.	25
VI.16	Operating Accounts.	25
VI.17	Compliance with Applicable Laws.	25
VI.18	Notice	25
VI.19	Contingent Liabilities.	26
VI.20	Escrow Assignment	26
VI.21	Leases.	26
VI.22	Approval of Plat	26
VI.23	Single Purpose Entity	26
VI.24	Permits and Licenses.	26
VI.25	Merger and Consolidation.	26
VI.26	Environmental	27
VI.27	Distributions	27
VI.28	Development Agreement(s); etc	27
VI.29	USA Patriot Act	27
Article VII EVENTS OF DEFAULT		27
VII.1	Events of Default	27
VII.2	Rights and Remedies.	30
Article VIII MISCELLANEOUS		31
VIII.1	Binding Effect; Waivers; Cumulative Rights and Remedies.	31
VIII.2	Survival.	31
VIII.3	Governing Law; Waiver of Jury Trial; Jurisdiction	31
VIII.4	Counterparts	32
VIII.5	Notices.	33
VIII.6	No Third Party Reliance	33

VIII.7	Sale of Loan or Participations.	33
VIII.8	Time of the Essence	34
VIII.9	Further Assurances.	34
VIII.10	USA Patriot Act Notice, Compliance	34
VIII.11	Entire Agreement; No Oral Modifications.	34
VIII.12	Captions.	35
VIII.13	Joint and Several Liability	35
VIII.14	Borrower-Lender Relationship.	35
VIII.15	Document Imaging, Electronic Transactions and the UETA	35

Exhibits and Schedules

Exhibit A

Legal Description and Permitted Encumbrances

Exhibit B

Buildings and Improvements

Exhibit C

Authorized Persons

Schedule of Permits

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2020, by and between PDEX Franklin LLC, a California limited liability company (together with its permitted successors and assigns, the “Borrower”), and Minnesota Bank & Trust, Minnesota state banking corporation (together with its successors and assigns, the “Lender”).

RECITALS

WITNESSETH THAT, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, except as otherwise provided herein or unless the context hereof clearly requires otherwise, the following terms shall have the following respective meanings:

Advance: Any portion of the Loan advanced by Lender to or for the benefit of Borrower in accordance with this Agreement.

Affiliate: Any Person directly or indirectly controlled by or under common control with Borrower, including, without limitation, any entity having indebtedness now or hereafter owed to Lender or any affiliate of Lender which is guaranteed by Borrower.

Agreement: This Loan Agreement, including, without limitation, all amendments and modifications hereof and supplements hereto executed by Borrower and Lender.

Anti-Corruption Laws: All laws, rules, and regulations of any jurisdiction applicable to Borrower or its subsidiaries (if any) from time to time concerning or relating to bribery or corruption.

Appraisal: An appraisal addressed to Lender and prepared by an appraiser acceptable to Lender, which appraisal shall be in substantial conformance with the regulations promulgated by the appropriate federal regulatory agency pursuant to Section 1110 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (12 U.S.C. §3339), as amended, and the regulations thereunder, and which appraisal shall have been reviewed and approved by Lender’s internal appraisal review group.

Assignment of Leases and Rents: The Assignment of Leases and Rents of even date herewith, executed by Borrower in favor of Lender, including, without limitation, all amendments and modifications thereof and supplements thereto executed by Borrower and Lender.

Borrower:  As defined in the preamble to this Agreement.

Borrower’s Equity: The minimum sum to be invested on or before the Closing Date of this Agreement in order to pay a portion of the purchase price of the Project, as set forth in the closing statement approved by Lender.

Business Day: Any day other than a Saturday, a Sunday, or a legal holiday on which Lender is not open for business in Minneapolis, Minnesota.

City: Tustin, California.

Closing Date: The date on which this Agreement shall close and Lender shall direct the Title Company to record the Deed of Trust and the Assignment of Leases and Rents and issue Lender’s Title Policy.

Code: The Internal Revenue Code of 1986, as amended.

Consultants: Third party experts retained by Lender to assist it in connection with due diligence, closing, disbursing or administering the Loan.

Contractor: Any Person which has a contract or subcontract under which payment may be required for any work done, material supplied or services furnished in connection with acquiring, constructing, financing, marketing, equipping and/or developing any portion of the Project.

Deed of Trust: The Deed of Trust With Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, covering the Project, executed by Borrower in favor of Lender to secure the Loan, including, without limitation, all amendments and modifications thereof and supplements thereto executed by Borrower and Lender.

Default: Any event which with the passage of time or the giving of notice or both would mature into an Event of Default.

Default Rate: The Default Rate of interest payable under the Note, as that term is defined in the Note.

Environmental Audit: A written environmental review, audit, assessment or report prepared in accordance with ASTM Standard E-1527-13 or the most current version thereof, addressed to Lender, and accompanied by a reliance letter in form and substance acceptable to Lender from the consultant setting forth the results of an environmental investigation of the Project, including, without limitation, an historical investigation of the uses and ownership of the Land, searches of available records and contacts with appropriate governmental agencies and any tests which may be requested by Lender, prepared by a competent environmental engineer or consultant who is acceptable to Lender and is licensed, bonded and insured in accordance with all applicable statutes and all supplements, updates, re-certifications and/or reliance letters relating thereto and evidence of such consultant’s insurance.

Equipment: All fixtures, equipment and personal property owned or leased by Borrower and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Land and the Improvements.

ERISA: The Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

ERISA Affiliate: Any trade or business (whether or not incorporated) which is a member of a group of which Borrower is a member and which is under common control within the meaning of Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

ERISA Event: (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations); (b) the withdrawal of Borrower or any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate an ERISA Plan by the PBGC under Section 4042 of ERISA; or (e) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

ERISA Plan: Each employee benefit plan covered by Title IV of ERISA, whether now in existence or hereafter instituted, of Borrower or any ERISA Affiliate.

Event of Default:  An Event of Default specified in Section VII.

Fair Market Value: The price a willing buyer would pay a willing seller for the Project (neither being under any compulsion to buy or sell).

Fiscal Year: The period from July 1 of any calendar year through June 30 of the following calendar year.

GAAP: Accounting principles generally accepted in the United States of America consistently applied and maintained throughout the period indicated.

Governmental Requirements: All laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to Borrower, Lender or the Project,  including without limitation the requirements of the Americans with Disabilities Act of 1990 and the Fair Housing Act, each as amended, and all regulations thereunder, the requirements of any development agreement or other agreement with any governmental authority and all Permits for the Project.

Guarantor: Pro-Dex.

Guaranty: The Guaranty of even date hereof, executed by the Guarantor in favor of Lender, including, without limitation, all amendments and modifications thereof and supplements thereto.

Hazardous Substance: Any substance, material or constituent defined in or governed by any Environmental Law as a dangerous, toxic or hazardous pollutant, contaminant, chemical waste, material or substance, including, without limitation, urea formaldehyde, polychlorinated biphenyls, dioxin, radon, mold, lead, lead based paint, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, (including, without limitation, crude oil or any fraction thereof), methane gas, natural gas, natural gas liquids, gasoline and synthetic gas, or any other waste, material, substance, pollutant or contaminant which would subject Borrower or any Subsidiary to any damages, penalties or liabilities under any applicable Environmental Law.

Improvements: The buildings and improvements described on Exhibit B attached hereto and hereby made a part hereof which are to be placed or constructed upon the Land.

Indemnity: The Unsecured Environmental and ADA Indemnity of even date herewith executed by Borrower in favor of Lender, including, without limitation, all amendments and modifications thereof and supplements thereto executed by Borrower and Lender.

Judicial Reference Agreement: The California Judicial Reference Agreement of even date herewith executed by the Borrower, the Guarantor and the Lender.

Land: The land legally described on Exhibit A attached hereto and hereby made a part hereof, containing approximately 1.211 acres, together with all additions thereto and substitutions therefor agreed to by Borrower and Lender.

Lease: Any lease, ground lease, license or other agreement relating to the occupancy of any portion of the Project executed by a Tenant and Borrower and all amendments and modifications thereto approved by Lender.

Lender:  As defined in the preamble to this Agreement.

Loan: The loan of the proceeds of the Note by Lender to Borrower pursuant to the terms of this Agreement to pay a portion of the costs of acquiring the Project in the original principal amount of Five Million Two Hundred Seven Thousand Four Hundred Seventy Two and No/100ths Dollars ($5,207,472.00).

Loan Documents: The documents which now or hereafter evidence and/or secure the Loan, including, without limitation, the documents described in Section III.2, any letter of credit application or reimbursement agreement, and including all amendments and modifications thereof and supplements thereto executed by Borrower and Lender (and/or any other parties thereto).

Loan Party(ies): Individually or collectively, as the case may be, the Borrower and the Guarantor.

Maturity Date: The earlier of (a) November 1, 2030, or (b) the date on which the Loan has been deemed due and payable under Section VII.2 upon the occurrence of an Event of Default.

Note: The Term Note, of even date herewith, executed and delivered by Borrower to Lender in the original principal amount of Five Million Two Hundred Seven Thousand Four Hundred Seventy Two and No/100ths Dollars ($5,207,472.00), to evidence the Loan, including, without limitation, all amendments, modifications thereof and supplements thereto executed by Borrower and Lender and any replacement notes executed by Borrower from time to time.

“NOI”: For any period of computation, the residual income produced from rentals after deducting operating expenses, but before deducting income taxes and interest expense. NOI shall be determined before the addition or subtraction for any extraordinary items, depreciation expense, and amortization expense. For elimination of doubt, NOI is an income calculation so changes to capital accounts through distributions, dividends, and draws are also not included in the computation of NOI.

Operating Budget: A detailed listing of all anticipated annual income and expenses from and for managing, maintaining and operating the Project for its first full or partial Fiscal Year and for each succeeding Fiscal Year of operation, prepared by Borrower and in form and substance acceptable to Lender.

OFAC: Shall mean the U.S. Department of Treasury’s Office of Foreign Assets Control and any successor thereto.

Operating Statement: A current, detailed statement of income and expenses from and for managing, maintaining and operating the Project, in form and substance acceptable to Lender, certified as true, correct and complete by an officer or manager of Borrower, and expressly showing all variations from the Operating Budget for the period covered thereby.

PBGC: The Pension Benefit Guaranty Corporation or any successor board, authority, agency, officer or official of the United States administering the principal functions assigned on the date hereof to the Pension Benefit Guaranty Corporation under ERISA.

Permitted Encumbrances: The liens, charges and encumbrances on title to the Project listed on Exhibit A hereto, if any.

Pro-Dex: Pro-Dex, Inc., a Colorado corporation.

Pro-Dex Credit Agreement: That certain Amended and Restated Credit Agreement dated on or about the date hereof by and between Pro-Dex and the Lender, as the same may be amended, modified, restated or replaced from time to time.

Pro-Dex Lease: That certain Standard Industrial/Commercial Single-Tenant Lease – Net, dated November 6, 2020, by and between the Borrower and Pro-Dex, pursuant to which the Pro- Dex leases the entirety of the Project from the Borrower.

Project: The Land, the Improvements and the Equipment.

Purchase Agreement: That certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated September 1, 2020, by and between the Borrower and 14401 Franklin, LLC, a California limited liability company (“Seller”).

Reportable Event: Shall have the meaning given to that term in Title IV of ERISA other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under its regulations.

Sanctioned Country: Shall mean at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

Sanctioned Person: Shall mean at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

Sanctions: Shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

Schedule of Permits: A schedule of all necessary Permits which must be obtained in order to occupy and operate the Project.

Subsidiary: Any corporation or other entity of which more than 50% of the outstanding capital stock or interests having ordinary voting power to elect a majority of the board of directors or the board of governors or otherwise to control the activities of such entity (irrespective of whether or not at the time other class or classes of the equity of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by Borrower, or by one or more other Subsidiaries.

Tenant: Individually, each tenant under an executed Lease as to all or any portion of the Project and collectively, all such tenants.

Title Company: Fidelity National Title Company.

Title Policy:

A loan policy (or marked-up commitment) of title insurance in favor of Lender issued by the Title Company, in form and substance satisfactory to Lender.

Transfer: Any sale, grant, pledge, assignment, mortgage, encumbrance, security interest, consensual lien, hypothecation, lease (other than bona fide third party leases for actual occupancy of  a  portion  of  the  Premises  by  an  unrelated,  unaffiliated  Tenant),  transfer  or  divesture  or otherwise of or any interest in (i) any portion of the Premises, (ii) Borrower, (iii) any underlying ownership interest in Borrower, or (iv) any entity controlling, managing or in control of Borrower.

Other terms are defined in other parts of this Agreement. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect from time to time, applied on a basis consistent with the most recent financial statements delivered to Lender pursuant to Section V.8. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Articles, Schedules and like references are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”, and the singular includes the plural and the plural includes the singular.

ARTICLE II

LOAN

II.1

Principal.

Subject to the terms and conditions hereof and provided that no Default or Event of Default exists, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the proceeds of the Loan from time to time in accordance with the terms hereof until the Maturity Date for the purpose of acquiring the Project pursuant to the terms of the Purchase Agreement. Notwithstanding the expressed principal amount of the Note, Borrower shall not be obligated to repay more than the unpaid balance of Advances made to or for the benefit of Borrower by Lender pursuant hereto and to the other Loan Documents (including, without limitation, amounts advanced by Lender pursuant to this Agreement or the Deed of Trust or similar provisions which permit Lender to advance Loan proceeds to reimburse Lender for interest, expenses or other amounts used to complete the tenant improvements or protect the interests or liens of Lender pursuant to the Loan Documents), together with interest thereon at the rate or rates specified herein and in the Note, computed on each Advance from the date it is made by Lender. All Advances made by Lender shall be evidenced by the Note. The Note shall mature and be payable on the Maturity Date. Lender shall enter in its records the amount of each Advance, the rate of interest borne on such Advance and the payments of the principal balance received by Lender, and, as between Lender and Borrower, such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

All monies advanced by Lender (including amounts payable to Lender and advanced by Lender to itself pursuant to the terms hereof) shall constitute loans made to Borrower under this Agreement, evidenced by the Note, and interest shall be computed thereon, as prescribed by this Agreement and the Note, from the date Lender’s loan account is charged with the amount of the Advance. Borrower hereby irrevocably authorizes Lender to make or cause to be made, at or about the time each Advance is made by Lender, an appropriate notation on Lender’s records of the principal amount of such Advance and Lender shall make or cause to be made, on or about the time a payment of any principal of the Note is received, an appropriate notation of such payment on its records. The aggregate amount of all unpaid Advances set forth on the records of Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note.

The principal balance of the Loan shall be paid as provided in the Note.

Borrower hereby authorizes Lender, at the discretion of Lender, to make an Advance in order to pay, on behalf of Borrower, any amount due and unpaid on the Note or pursuant to any of the other Loan Documents without further action on the part of Borrower and regardless of whether Borrower is able to comply with the terms, conditions and covenants of this Agreement at the time of such Advance. Lender agrees that, as promptly as is reasonably possible after the exercise of Lender’s right to make any such Advance (other than an Advance made to pay interest due on the Note), it shall notify Borrower of its exercise of its right to make such Advance; provided, however, that the failure of Lender to provide such notice shall not affect the validity of the exercise of Lender’s right to make such Advance.

II.2

Interest.

Borrower shall pay to Lender interest on the outstanding principal balance of the Note at the rates and times provided in the Note, subject to the elections available to Borrower in the Note. The Note also provides for interest at the Default Rate after the Maturity Date or the occurrence of an Event of Default and for a late payment charge.

II.3

Prepayment.

The outstanding principal balance of the Note and accrued interest thereon may be prepaid as provided in the Note. This is not a revolving credit loan. Lender shall not be obligated hereunder or under any of the other Loan Documents to re-advance to Borrower any sums prepaid by Borrower whether paid or prepaid voluntarily or involuntarily.

II.4

Payments.

All payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under the Loan Documents payable to Lender shall be made without setoff or counterclaim in immediately available funds not later than 12:00 noon (Minneapolis time) on the dates each such payment is due to Lender at its office in Edina, Minnesota. Funds received on any day after 4:00 p.m. (Minneapolis time) on any Business Day shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

Unless any Event of Default shall be continuing when any such payment is received by Lender (in which event Lender may apply such payment in any order it deems appropriate in its sole discretion), and except as otherwise provided herein or in the Note, all payments received by Lender for application to the principal, interest, fees, costs and expenses due to Lender shall be applied in the following order:

(a)

First,  to  any  costs  and  expenses  to  which  Lender  may  be  entitled hereunder or under the Note;

(b)

Second, to any fees due to Lender hereunder;

(c)

Third, to any unpaid interest then due to Lender hereunder or under the Note; and

(d)

Fourth, to the unpaid principal balance of the Note.

Borrower irrevocably waives the right to direct the application of any and all payments received at any time by Lender, from or on behalf of Borrower and specifically waives the provisions of California Civil Code Sections 1479 and 2822 or similar provisions under any other applicable law giving Borrower the right to designate the application of payments. All amounts received by Lender, for application to Borrower's obligations shall be applied by Lender in the following order of priority: (a) to the payment of any fees then due and payable, (b) to the payment of all other amounts not otherwise referred to in this Section II.4, then due and payable hereunder or under the other Loan Documents and the Indemnity (including any costs and expenses incurred by Lender as a result of a Default or an Event of Default), (c) to the payment of interest then due and payable on the Loan, and (d) to the payment of principal then due and payable on the Loan. Notwithstanding the foregoing, Borrower irrevocably agrees that, after the occurrence, and during the continuance, of an Event of Default, Lender shall have the continuing exclusive right to determine the order and method of the application of payments against the then due and payable obligations of Borrower in Lender's sole discretion and to revise such application prospectively or retroactively in Lender’s sole discretion.

II.5

Origination Fee.

In addition to the interest and other consideration to Lender herein, Borrower agrees to pay to Lender a non-refundable Origination Fee of $26,037 in cash on the date hereof, in consideration of the agreements of Lender herein.

II.6

Changes in Capital Adequacy Regulations.

If Lender determines the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by Lender, Borrower shall pay Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which Lender determines is attributable to this Agreement or the other Loan Documents (after taking into account Lender’s policies as to capital adequacy). Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented. As used in this Section II.6: “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi- governmental rule, regulation, policy, guideline, interpretation or directive (whether or  not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement which affects the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender; and “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Lender notifies Borrower of the Change giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that, if the Change giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

II.7

Authorized Persons.

Lender is hereby authorized to rely upon the continuing authority of any Authorized Person to bind Borrower with respect to all matters pertaining to establishment of the Loan and the Loan Documents including, without limitation, requests for Advances and the execution and delivery of Draw Requests. “Authorized Person” means any Person presently listed on Exhibit C; provided, that Borrower may from time to time add persons to or remove persons from such list effective upon written notice from the Borrower to Lender. Borrower shall be obligated to repay all Advances and perform all of its obligations hereunder notwithstanding the fact that the Authorized Person requesting the same was not in fact authorized by Borrower so to do.

II.8

Use of Proceeds.

Borrower shall not request any Advance and Borrower shall not use, and shall ensure that its Affiliates and its or their respective directors, officers, employees and agents shall not use, any portion of the Loan proceeds (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transactions of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE III

CONDITIONS OF BORROWING

Lender shall not be required to make any Advance hereunder until the pre-closing requirements, conditions and other requirements set forth below have been completed and fulfilled to the satisfaction of Lender, at Borrower’s sole cost and expense. It is agreed, however, that Lender may, in its discretion, make Advances prior to completion and fulfillment of any or all of such pre-closing requirements and conditions, without waiving its right to require such completion and fulfillment before any additional Advances are made.

III.1

Pre-Closing Requirements.

On or prior to the Closing Date, Borrower shall provide to Lender each of the following, in form and substance acceptable to Lender:

(a)

A commitment for the Title Policy or a preliminary title report from the Title Company, complying with Lender's standard requirements therefor, a copy of which has been delivered to Borrower, together with a copy of each document referred to therein.

(b)

Two (2) hard copies or a single digital version of a current, certified ALTA/ACSM Survey of the Land, which shall also be prepared in accordance with Lender's standard requirements therefor, a copy of which has been delivered to Borrower.

(c)

A current Environmental Audit, with, in the event such Environmental Audit is not addressed to Lender, a reliance letter addressed to Lender, and evidence of such consultant’s professional and general liability insurance. Lender may, at its option, elect to commission and order the Environmental Audit directly.

(d)

Insurance policies and/or certificates of insurance written by insurers satisfactory to Lender and in amounts satisfactory to Lender, prepared in accordance with Lender's standard requirements therefor, a copy of which has been delivered to Borrower.

(e)

A current letter addressed to Lender from an appropriate municipal officer of the City regarding the zoning status and classification of the Land and building code compliance and certifying that the Land may be used for operation of the  Project, prepared in accordance with Lender's standard requirements therefor, a copy of which has been delivered to Borrower.

(f)

UCC lien searches from the appropriate office in Orange County, California and from the office of the Secretary of State of California, covering the name of Borrower; and bankruptcy, judgment and state and federal tax lien searches on Borrower.

(g)

Copies of Borrower’s Articles of Organization and Certificate of Good Standing, each currently certified by the Secretary of State of California; copies of Borrower’s Limited Liability Company Agreement, resolutions of its sole member or board of managers authorizing the transactions described herein and an incumbency certificate, all currently certified by its Secretary.

(h)

Copies of Guarantor’s Articles of Incorporation currently certified by the Secretary of State of the State of Colorado and Certificates of Good Standing, currently certified by the Secretary of State of California and the Secretary of State of Colorado; copies of Guarantor’s bylaws, resolutions of its board of directors authorizing the execution of the Guaranty and an incumbency certificate, all currently certified by its Secretary.

(i)

A copy of any management agreements, development agreements, operating agreements, leasing agreements, consulting agreements, franchise agreements, reciprocal easement agreements, service contracts or other agreements affecting title to the Project or the management, leasing, operation or maintenance of the Project.

(j)

Payment of the Origination Fee to Lender and Lender’s internal appraisal review fee, internal environmental review fee and any other fees required by Lender.

(k)

Other agreements, documents and exhibits, including, without limitation, which may be required, in Lender’s judgment, to assure compliance with the requirements of this Agreement.

III.2

Loan Documents; etc.

On or prior to the Closing Date, Borrower shall execute and deliver (or cause to be executed and delivered) to Lender the following documents in form and substance acceptable to Lender and to its counsel, to evidence and secure the Loan:

(a)

This Agreement.

(b)

The Note.

(c)

The Deed of Trust.

(d)

The Guaranty.

(e)

The Assignment of Leases and Rents.

(f)

A first security interest in all Equipment owned by Borrower and in all of Borrower's personal property relating to the Project, created and evidenced by a security agreement (which may be incorporated within the Deed of Trust), which Lender may perfect by appropriate Uniform Commercial Code financing statements.

(g)

The Indemnity.

(h)

California Judicial Reference Agreement.

(i)

Evidence that the Borrower has contributed the Borrower’s Equity toward the payment of the costs of acquiring the Project.

(j)

Such other documents and certificates as Lender may reasonably require to evidence and secure the Loan.

Lender may designate which of the Loan Documents are to be placed of record, the order of recording thereof, and the offices in which the same are to be recorded. Borrower shall pay all documentary, recording and/or registration taxes and/or fees, if any, due upon the recording of the Loan Documents.

III.3

Flood Zone.

On or prior to the Closing Date, Lender shall have received a flood zone certification from a Consultant acceptable to Lender, indicating that the Project is not located in a flood plain or any other flood prone area, as designated by any governmental agency; provided, however, that if the Project is so located, Borrower shall obtain and deliver to Lender evidence of flood insurance acceptable to Lender.

III.4

Title Insurance.

On or prior to the Closing Date, Lender shall have received the Title Policy issued by Title Company or an unconditional marked-up commitment to issue the Title Policy initialed and signed by an authorized officer of the Title Company at closing hereof, including all endorsements required by Lender and otherwise in form and substance acceptable to Lender.

III.5

Opinion of Borrower’s Counsel.

On or prior to the Closing Date, Lender shall have received from outside counsel for Borrower a current written opinion, in scope, form and substance acceptable to Lender.

III.6

Appraisal.

On or prior to the Closing Date, Lender shall have received a current Appraisal indicating the Fair Market Value of the Project. Such Appraisal shall be used to determine, among other purposes, that the principal face amount of the Note does not exceed 80% of the Fair Market Value of the Project.

ARTICLE IV

ADVANCE OF LOAN PROCEEDS

IV.1

General.

Provided no Default or Event of Default has occurred and is continuing, the Loan proceeds shall be advanced by Lender, for the benefit of Borrower, in accordance with the terms and conditions set forth in this Agreement. All monies advanced by Lender with respect to the Project (including, without limitation, amounts payable to Lender and advanced by Lender to itself pursuant to the terms hereof) shall constitute a loan made to Borrower under this Agreement, evidenced by the Note and secured by the other Loan Documents, and interest shall be computed thereon, as prescribed by this Agreement and the Note, from the date Lender’s account is charged with the amount of the Advance, whether or not an Advance made to the Title Company is fully disbursed by the Title Company or is withheld in full or in part.

No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy any such condition precedent with respect to any subsequent Advance to be a Default. No Advance shall constitute a waiver of any Default or Event of Default hereunder which may exist at the time of such Advances, whether or not the same is known to Lender. All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or shall be entitled to assume that Lender will make or refuse to make any Advance in the absence of strict compliance with such condition precedent. All requirements of this Agreement for any Advance may be waived by Lender, in its sole discretion, in whole or in part, at any time.

Lender may, at Lender’s sole option, without any obligation to do so, advance to itself all sums due and owing to Lender under this Agreement or under any of the other Loan Document, including, without limitation, accrued but unpaid interest, its fees, reasonable attorneys’ fees, Inspecting Architect’s fees, Consultant’s fees and all out-of-pocket expenses incurred by Lender in connection with this Agreement and with the Loan. Lender shall also have the right, but not the obligation, to advance and directly apply the proceeds of the Loan to the satisfaction of any of Borrower’s other obligations hereunder or under any of the other Loan Documents. Lender agrees to notify Borrower of the amount of Advances made pursuant to this paragraph.

IV.2

Inspections.

Lender, Title Company, Consultants and their representatives shall have access to the Project upon written notice at times mutually agreeable to Borrower and Lender and shall have the right to enter the Project and to conduct such inspections thereof as they shall deem reasonably necessary for the protection of Lender's interests; provided, that, (a) such inspections shall be subject to tenants’ rights under applicable law and (b) following the occurrence and during the continuance of an Event of Default, such right of entry shall be at any time Lender deems appropriate.  However, Lender shall not be obligated to conduct any inspection of the Project.

Lender may retain Consultants deemed necessary or desirable by Lender to make periodic inspections of the Project. Any such inspections done following the occurrence and during the continuation of an Event of Default shall be at the Borrower’s expense. Neither Borrower, nor any third party shall have the right to use or rely upon reports generated by Lender or its Consultants for any purpose whatsoever.

IV.3

Lender’s Responsibility.

It is expressly understood and agreed that Lender assumes no liability or responsibility for protection of the Project, for the adequacy of the plans for any tenant improvements, the compliance of the Project with Governmental Requirements or any Lease, for the satisfactory completion of the Project, for inspection of the Improvements or to notify Borrower or any Contractor of any construction defect discovered during any such inspection, for the adequacy of any tenant improvement reserve, for the adequacy or accuracy of any representations made by Borrower, or for any acts on the part of Borrower, or any Contractors to be performed in the construction of the Project.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BORROWER

In order to induce Lender to enter into this Agreement and make the Loan, Borrower represents, warrants and covenants to Lender that:

V.1

Legal Status of Loan Parties.

(a)

Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California and in all other jurisdictions where the character of the properties owned or leased or the nature of the business transacted by it makes licensing or qualification necessary or in which failure to qualify would have a material adverse effect on Borrower or would affect the enforceability of any material contractual rights of Borrower. Borrower has all power, authority, consents and authorizations necessary to carry on its business, own and operate the Project and to execute, deliver and perform this Agreement, the Note and the other Loan Documents; all resolutions of the members of Borrower necessary to authorize the execution, delivery and performance of this Agreement, the Note and of the other Loan Documents which have been or are to be executed by and on behalf of Borrower have been duly adopted and are in full force and effect; and this Agreement, the Note and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Borrower so as to constitute this Agreement, the Note and such other Loan Documents the valid and binding obligations of Borrower, enforceable in accordance with their terms.

(b)

Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of Colorado and in all other jurisdictions where the character of the properties owned or leased or the nature of the business transacted by it makes licensing or qualification necessary or in which failure to qualify would have a material adverse effect on Guarantor or would affect the enforceability of any material contractual rights of Guarantor. Guarantor has all power, authority, consents and authorizations necessary to carry on its business, lease the Project and to execute, deliver and perform the Guaranty and the Indemnity; all resolutions of the members of the board of directors Guarantor necessary to authorize the execution, delivery and performance of the Guaranty and the Indemnity and of any other Loan Documents which have been or are to be executed by and on behalf of Guarantor have been duly adopted and are in full force and effect; and the Guaranty and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Guarantor so as to constitute the Guaranty, the Indemnity and such other Loan Documents the valid and binding obligations of Guarantor, enforceable in accordance with their terms.

V.2

Authority.

The execution, delivery and performance by Borrower of this Agreement, the Note, and other Loan Documents to which Borrower is a party have been duly authorized by all necessary action of the governors, managers and shareholders, as applicable, of Borrower, and do not and will not (i) require any additional consent or approval of the governors, managers or shareholders of Borrower, (ii) violate any provision of any Governmental Requirements or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower, or of the articles of organization or limited liability company agreement of Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in or require the creation or imposition of any security interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Borrower or any of its properties, except pursuant to the Loan Documents.

V.3

Legal and Valid Obligations.

This Agreement, the Note, the Deed of Trust, the Indemnity, the Guaranty and the other Loan Documents to which each Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditor’s rights generally and subject to limitations on the availability of equitable remedies.

V.4

Title.

Borrower is the owner of marketable fee simple absolute title to the Land, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances.

V.5

No Breach of Applicable Agreements or Laws.

The consummation of the transactions contemplated hereby and the execution, delivery and/or performance of this Agreement and the other Loan Documents will not result in any breach of or constitute a default under any mortgage, deed of trust, lease, bank loan, credit agreement, or other instrument or violate any Governmental Requirements in effect from time to time, to which Borrower is a party, or by which Borrower may be bound or affected.

V.6

No Litigation or Defaults.

Except as disclosed to Lender in writing prior to the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, the Guarantor, any Affiliate or the Project, or involving the validity or enforceability of the Loan Documents or the priority of the lien thereof, at law or in equity; and no Loan Party is in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over such Loan Party, except any litigation involving death, personal injury or property damage claims fully covered by liability insurance and the defense of which has been tendered to and accepted by the insurance carrier, and no Loan Party is in default with respect to any final judgment, writ, injunction, decree, rule or regulations of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

V.7

Payment of Taxes.

Borrower has filed all federal, state and local tax returns with respect to Borrower and its direct and indirect business operations and properties which are required to be filed. Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due. Borrower knows of no proposed material tax assessment against Borrower, and Borrower is not obligated by any other agreement, tax treaty, instrument or otherwise to contribute to  the payment of taxes owed by any other Person. All material tax liabilities are adequately provided for or reserved against on the books of Borrower in accordance with GAAP. For the avoidance of doubt, Guarantor is not properly withdrawn from the state of New Jersey and is required to file and pay taxes for the years ended June 30, 2018, 2019 and 2020; the amount owed will be the minimum state tax of $500 per year plus interest and penalties and final amounts due are not yet assessed but expected to be less than $5,000.

V.8

Financial and Other Information.

The financial statements of Borrower and the Guarantor previously or hereafter delivered to Lender fairly and accurately present, or will fairly and accurately present, the financial condition of Borrower and the Guarantor, as of the dates of such statements, and neither this Agreement nor any document, financial statement, financial or credit information, rent roll, operating statement, certificate or statement referred to herein or furnished to Lender by Borrower Guarantor or any Affiliate contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact, or is or will be misleading in any material respect.

V.9

No Defaults under Loan Documents or Other Agreements.

There is, and, until Lender has been fully repaid the entire indebtedness evidenced or to be evidenced by the Note and there is no obligation of Lender to make any further Advances hereunder, there will be, no Default or Event of Default on the part of Borrower under the Loan Documents or under any other document to which any Loan Party is a party and which relates to the ownership, occupancy, use, development, construction or management of the Project or under any Loan Party’s organizational documents. Borrower is not obligated for the payment of any commission or other fee with respect to the purchase of the Project, the formation of Borrower or any Lease or if Borrower is so obligated such commission or other fee will be paid at closing.

V.10

Boundary Lines; Conformance with Governmental Requirements and Restrictions.

The exterior lines of the Improvements are, and at all times will be, within the boundary lines  of  the  Land.  Borrower  has  examined  and  is  familiar  with  all  applicable  covenants,

conditions, restrictions and reservations, and with all applicable Governmental Requirements, including, without limitation, building codes and zoning, environmental, Hazardous Substance, energy and pollution control laws, ordinances and regulations affecting the Project. Borrower has obtained, or will promptly obtain as set forth in the Schedule of Permits, all Permits from and has satisfied, or will promptly satisfy as and when required, all of the requirements of, all governmental entities for operation of the Project. The Project in all respects conforms to and complies with all applicable covenants, conditions, restrictions, reservations and Governmental Requirements. The Land consists of one or more lawfully created lots which may lawfully be sold without the need for any partitioning, subdividing or boundary adjustment.

V.11

Utilities.

Telephone service, gas, electric power, storm sewers, sanitary sewer and water facilities are available to the boundaries of the Land, adequate to serve the Project. All streets and easements necessary for operation of the Project are available to the boundaries of the Land.

V.12

Accuracy of Information.

All factual information heretofor or herewith furnished by or on behalf of Borrower to Lender for purposes of or in connection with this Agreement or the Loan contemplated hereby is to Borrower’s knowledge after due inquiry, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date.

V.13

ERISA Compliance.

Borrower has no ERISA Plan.

V.14

Compliance.

Borrower:

(i)

is in material compliance and conformity with all Governmental Requirements and all other legal requirements, the violation of which, individually or in the aggregate, would have a material adverse effect on Borrower; and

(ii)

has not received and does not anticipate the receipt of any order or notice of any violation or claim of violation of any such law, ordinance, rule or regulation which would have a material adverse effect on Borrower.

V.15

Consents.

No consent, approval, license, authorization or exemption of, or registration, declaration or filing with, any court, any governmental authority (federal, state or local, domestic or foreign) or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is required in connection with the valid execution and delivery of this Agreement, the

Note, the Deed of Trust, the Indemnity or any of the other Loan Documents and the performance of or compliance with the terms, provisions and conditions hereof and thereof, except for the filing of the Deed of Trust and the Assignment of Leases and Rents in the real property records of Orange County, California. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are material to the present conduct of the business and operations of Borrower or are required for the acquisition, ownership, operation or maintenance by Borrower of properties it now owns, operates or maintains or  the  present conduct of its businesses and operations, and the loss or termination of such franchises, licenses, certificates, authorizations, approvals and consents would have a material adverse effect on Borrower, such franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

V.16

Environmental Laws.

Borrower: (a) has not received any notice or otherwise learned of any environmental liability relating to the Project which would individually or in the aggregate have a material adverse effect on Borrower arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law (as defined in the Deed of Trust), or (ii) the release or threatened release of any Hazardous Substance (as defined in the Deed of Trust) into the environment relating to the Project; (b) to Borrower’s knowledge, has no threatened or actual liability in connection with the release or threatened release relating to the Project of any Hazardous Substance into the environment which would individually or in the aggregate have a material adverse effect on Borrower; or (c) has not received any notice or otherwise learned of any federal or state investigation evaluating whether any remedial action related to the Project is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which Borrower is or may be liable where such liability individually or in the aggregate for all such liabilities would have a material adverse effect on Borrower. Borrower has not received any notice of any violation of any Environmental Laws relating to the Project where such violation would have a material adverse effect on Borrower.

V.17

Solvency.

The aggregate Fair Market Value of the assets of Borrower is in excess of the total amount of its liabilities as they become absolute and matured, and Borrower is able to meet its debts as they become due and payable in accordance with Borrower’s ordinary business practices. Borrower is not rendered insolvent by the execution and delivery of the Loan Documents or the borrowing of the Loan.

V.18

Borrower’s Property.

Borrower owns no assets other than its interest in the Project.

V.19

No Off-Site Improvements.

Borrower has not entered into any development agreement, redevelopment agreement or any other agreement under which Borrower, the City, any other governmental entity or Person is required to complete any off-site improvements in connection with the Project.

V.20

Agreements.

Borrower is not a party to any agreement or instrument or subject to any restriction which would have a material adverse effect on Borrower. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower is a party, the effect of which default would have a material adverse effect on Borrower.

V.21

Subsidiaries.

Borrower has no Subsidiaries.

V.22

Anti-Terrorism Regulations.

(a)

None of the Borrower, the Guarantor or any of their respective Affiliates is a “Special Designated National” or “Blocked Person” as those terms are defined in the office of Foreign Asset Control Regulations (31 C.F.R. § 500 et. seq.).

(b)

The Borrower and its officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Borrower nor any of its directors, officers or employees is a Sanctioned Person. The Loan, the use of the proceeds of the Loan and the other transactions contemplated hereby will not violate Anti-Corruption Laws or applicable Sanctions.

(c)

Neither the making of the Loan hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, 12 U.S.C. §§ 95a-95b and 50 U.S.C. App. §§ 1-44, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower is in compliance in all material respects with the PATRIOT Act.

V.23

Miscellaneous.

Borrower is not:

(a)

Engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and the value of all margin stock owned by Borrower does not constitute more than twenty-five percent (25%) of the value of the assets of Borrower.

(b)

An “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended.

(c)

A “holding company” or a “subsidiary company” of a holding company or an “affiliate” of a holding company or a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 2005, as amended.

(d)

Subject to regulation under the Federal Power Act of 1920, as amended, the Interstate Commerce Act of 1887, as amended, or any other federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE V AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN AND IN THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWER AT THE TIME OF EACH REQUEST BY BORROWER FOR AN ADVANCE OF LOAN PROCEEDS. ALL REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V SHALL SURVIVE THE DELIVERY OF THE NOTE AND THE MAKING OF THE LOAN CONTEMPLATED HEREBY. ANY INVESTIGATION AT ANY TIME MADE BY OR ON BEHALF OF LENDER SHALL NOT DIMINISH ITS RIGHTS TO RELY THEREON.

ARTICLE VI

COVENANTS OF BORROWER

While this Agreement is in effect, and until Lender has been paid in full the principal, interest and all other sums payable by Borrower pursuant to the Loan Documents, and until there is no further obligation to make any Advance hereunder, Borrower agrees to comply with, observe and keep the following covenants and agreements:

VI.1

Balancing the Loan.

Borrower shall furnish to Lender, as and when required by Lender at Lender's option, but in no event more often than one (1) time per calendar year unless a Default or Event of Default exists, satisfactory evidence of Borrower's ability to pay all unpaid costs of operating the Project through the Maturity Date.

VI.2

Paying Costs of the Project and the Loan.

Borrower shall pay and discharge, when due, all taxes, assessments and  other governmental charges upon the Project, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon the Project; provided, however, that Borrower shall have the right to contest the amount, validity and/or applicability of any of the foregoing in strict accordance with the terms of the Deed of Trust.

In addition to the other fees and costs specifically provided herein, Borrower shall also pay all costs and expenses of Lender and Borrower in connection with the Project, the preparation and review of the Loan Documents and the making, closing, administration, and/or repayment of any portion of the Loan, including, without limitation, the reasonable fees of Lender's attorneys, the fees of any third party appraisers retained by Lender, the fees of Lender's internal appraisal review, the fees of Lender’s Consultants, costs of the environmental reports and investigations (including, without limitation, the review thereof and the cost of satisfying any requirements set forth on Exhibit B to the Indemnity), costs of the flood plain certification, title insurance costs, Lender’s internal appraisal review fees, filing and recording fees, mortgage recording and registration taxes, disbursement expenses, and all other costs and expenses payable to third parties incurred by Lender or Borrower in connection with the Loan. Such costs and expenses shall be so paid by Borrower whether or not the Loan is fully advanced.

VI.3

Using Loan Proceeds.

Borrower shall use the Loan proceeds solely to purchase the Project.

VI.4

Keeping of Records.

Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to the Project in a manner reasonably acceptable to Lender. Borrower will permit representatives of Lender, Consultants and Title Company, upon reasonable  advance  written notice and at a time or times that will not interfere with Borrower’s normal business operations, to have access to and to inspect and copy all books, records and contracts of Borrower; provided that no notice or such restriction shall apply following the occurrence and during the continuance of an Event of Default. Any such inspection by Lender, Consultants, or Title Company shall be for the sole benefit and protection of Lender or Title Company, and neither Lender nor Title Company shall have any obligation to disclose the results thereof to Borrower or to any third party.

VI.5

Providing Financial Information.

Borrower shall furnish such financial information concerning Borrower and the Project as Lender may request, and shall furnish to Lender:

(a)

Annual Financial Statements. (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Guarantor, a copy of the annual audit report of the Guarantor and its Subsidiaries for such year including a copy of the audited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with an opinion as to such audit report of MOSS ADAMS, LLP or other independent certified public accountants of nationally or regionally recognized standing which does not contain a “going concern” or similar qualification or exception, or qualification arising out of the scope of the audit, together with related consolidating financial statements, together with related consolidating schedules.

(b)

Income Tax Returns. As soon as available and in any event within thirty

(30) days after the deadline for filing, the same copies of the federal and state income tax returns (with all supporting schedules) of Borrower due during the term of the Loan.

(c)

Litigation and Other Proceedings. Promptly in writing, notice of (i) all litigation  against  Borrower  in  which  the  amount  sought  to  be  recovered  exceeds

$500,000, except in cases when the claim is covered by insurance and the insurance company has agreed to assume the defense of the claim and (ii) all proceedings before any governmental or regulatory agency affecting Borrower which, if adversely determined, would constitute a material adverse change as to Borrower.

(d)

Defaults. Within five (5) Business Days after the occurrence of any event becomes known to Borrower which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both, notice of such occurrence, together with a detailed statement by an officer of Borrower of the steps being taken by Borrower to cure such event.

(e)

Other Information. From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or the Project as Lender may reasonably request.

All such financial and other statements required hereby as to Borrower and the Project shall be in reasonable detail, shall be prepared for the Borrower in accordance with GAAP consistently applied, and shall be certified as true, correct and complete.

VI.6

Leases.

The Borrower shall not modify the Pro-Dex Lease or enter into any other Lease without the Lender’s prior written consent.

VI.7

Maintaining Insurance Coverage.

Borrower shall, at all times while the Loan is outstanding, maintain, or cause to be maintained, in effect (and shall furnish to Lender copies of), insurance policies or other evidence of insurance as required under the Deed of Trust and shall furnish to Lender upon written request proof of payment of all premiums for such insurance.

VI.8

Transferring, Conveying or Encumbering the Project.

Borrower may not (a) effect or permit a Transfer (except as permitted in Section 1.11 of the Deed of Trust) or (b) default or permit any default of Section 1.11 of the Deed of Trust, without, in each case, the prior written consent of Lender.

VI.9

Complying with the Loan Documents and Other Documents.

Borrower shall promptly and faithfully comply with and perform all of its covenants, agreements and obligations under the Loan Documents, under the Leases, and under all other contracts and agreements to which Borrower is a party relating to the ownership, occupancy, use, development, construction or management of the Project to the extent the failure to do so is likely to result in a material adverse change, and shall comply with all requests by Lender which are consistent with the terms thereof.

VI.10

Agreements with Affiliates.

Any development, management, leasing or other agreement with Borrower or any Affiliate relating to the Project, which requires Borrower to pay any fee, commission or other compensation of any kind to Borrower or any such Affiliate, must be approved by Lender, in writing.

VI.11

Appraisals.

Borrower agrees that Lender shall have the right to obtain, at Borrower's expense, an updated Appraisal of the Project at any time that (a) an Event of Default exists hereunder, or (b) such Appraisal is required by then current banking regulations. In the event that Lender shall elect to obtain such an Appraisal, Lender may immediately commission an appraiser acceptable to Lender and Borrower, at Borrower's cost and expense, to prepare the Appraisal and Borrower shall fully cooperate with Lender and the appraiser in obtaining the necessary information to prepare such Appraisal. In the event that Borrower fails to cooperate with Lender in obtaining such an Appraisal or in the event that Borrower shall fail to pay for the cost of such Appraisal, immediately upon demand, such event shall constitute an Event of Default hereunder and Lender shall be entitled to exercise all remedies available to it hereunder.

VI.12

Other Indebtedness.

Without the prior written consent of Lender, Borrower shall not create nor permit to remain outstanding any indebtedness in excess of $50,000 for borrowed money or any guarantees or contingent liabilities of any sort whatsoever, other than the Loan. Unsecured loans by an Affiliate of Borrower can be made at any time to the Borrower without the consent of the Lender.

VI.13

Miscellaneous.

Borrower shall also:

(a)

Maintain its existence as a limited liability company in good standing under the laws of its jurisdiction of organization and its qualification to transact business in each other jurisdiction where failure so to qualify would permanently preclude Borrower from enforcing its rights with respect to any material asset or would expose Borrower to any material liability or make any material change to its organizational documents;

(b)

File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it and on the Project and all claims or demands of any kind which, if unpaid, might result in the creation of a lien upon its property; provided that the foregoing items need not be paid if they are being contested in accordance with Section

1.6 of the Deed of Trust; and

(c)

Give prompt written notice to Lender of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting Borrower or any property of Borrower, or to which Borrower is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower or on the ability of Borrower to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

(d)

Promptly notify Lender in writing of any change in the jurisdiction of organization or place of business of, or the change in the legal, trade or fictitious business names used by Borrower, and Lender is hereby authorized to file or record any additional financing statements, amendments and other certificates necessary to reflect any such changes.

VI.14

Other Agreements.

Borrower shall not execute any agreement relating to the property management, parking management, leasing, marketing, brokerage services, operation, maintenance or sale (unless an express precondition to the consummation of such sale agreement is that the Loan will be paid in full) of the Project without the prior written consent of Lender.  Borrower shall provide to Lender a copy of any such agreement covering the Project which it executes within ten (10) business days after the execution thereof. Any such agreement shall be subordinated to the lien of the Mortgage and the other security for the Loan on terms and conditions acceptable to Lender.

VI.15

ERISA Plan.

Borrower shall not adopt or have any liability with respect to any ERISA Plan.

VI.16

Operating Accounts.

Borrower agrees to maintain all checking and other operating accounts with Lender, including all accounts maintained by Borrower with respect to the Project.

VI.17

Compliance with Applicable Laws.

Borrower shall promptly and faithfully comply with, conform to and obey all present and future Governmental Requirements and all other legal requirements applicable to Borrower or the Project, including, without limitation, all Environmental Laws (as defined in the Deed of Trust), where failure to so do would have a material adverse effect on Borrower or the Project; provided, however, that Borrower shall have the ability to contest any alleged failure to perform such legal requirements so long as such obligations shall be contested by appropriate proceedings pursued in good faith and any penalties or other adverse effect of  its nonperformance shall be stayed or otherwise not in effect, or a cash escrow deposit equal to all such contested payments and potential penalties or other charges shall have been established with Lender.

VI.18

Notice.

Borrower shall give prompt written notice to Lender of any Default or Event of Default describing  the  same  and  stating  the  date  of  commencement  thereof,  what  action  Borrower proposes to take with respect thereto, and the estimated date, if known, on which such action will be taken.

VI.19

Contingent Liabilities.

Without Lender’s prior written consent, Borrower shall not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any Person (other than Borrower), except (i) by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (ii) by indemnity agreements given by Borrower to a title insurance company or a bonding company in connection with any project being constructed or sold by Borrower.

VI.20

Escrow Assignment.

Borrower shall assign to Lender all of Borrower’s rights to any security deposit, letter of credit, or escrowed funds that any Tenant is required to provide as a credit enhancement under a Lease.

VI.21

Leases.

Borrower shall comply in all material respects with the terms, covenants, agreements, conditions and requirements of the Leases, as, when and in the manner required thereby, and shall furnish Lender with written evidence of compliance with each condition of the Leases which, if not satisfied, permits the Tenant thereunder to terminate its Lease; shall take all actions required to satisfy its obligations under the Leases in accordance with their terms; and shall notify Lender of any default or event of default under any Lease.

VI.22

Approval of Plat.

The Land shall not be subdivided or partitioned without the prior written consent of Lender, which may be given or withheld in its reasonable discretion.

VI.23

Single Purpose Entity.

Borrower shall not (i) engage in any business or activity other than the ownership, operation and maintenance of the Project and activities incidental thereto, (ii) acquire any material asset other than the Project, or (iii) make any investment in or acquire the obligations or securities of any other Person.  Borrower shall not own any interest in any other entity.

VI.24

Permits and Licenses.

Borrower shall  promptly obtain and comply with all Permits necessary for the use, operation, and occupancy of the Project.

VI.25

Merger and Consolidation.

Without Lender’s prior written consent, Borrower shall not merge or consolidate into any Person or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person.

VI.26

Environmental.

Borrower shall  comply with each requirement  (if any) set forth on Exhibit B of the Indemnity within the applicable time period set forth therein.

VI.27

Distributions.

Borrower shall not directly or indirectly make any distributions, loans, repayment of loans from any of its members or Affiliates, returns of capital contributions, payment of developer, management or other fees, or any other payments to its any of its members or Affiliates, whether or not such payment is required or permitted pursuant to the terms of Borrower’s organizational documents.

VI.28

Development Agreement(s); etc.

Borrower shall not execute any development agreement, redevelopment agreement, or any other agreement under which Borrower, the City, any other governmental entity or Person is required to complete any on-site or off-site improvements in connection with the Project without the prior written consent of Lender.

VI.29

USA Patriot Act.

Borrower shall not (i) conduct any business or engage in any transaction relating to any property blocked pursuant to Executive Order No. 13224, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto or any other anti-terrorism law, or (iii) become a “Special Designated National” or “Blocked Person” as those terms are defined by the Office of Foreign Assets Control (31 C.F.R. § 500 et. seq.). Borrower shall deliver to Lender any certification or other evidence reasonably requested by Lender confirming Borrower’s compliance with this Section.

ARTICLE VII

EVENTS OF DEFAULT

VII.1

Events of Default.

Any of the following events shall constitute an Event of Default under this Agreement:

(a)

Borrower shall default in the payment of principal and shall fail to cure such default within five (5) days of when due according to the terms of the Note;

(b)

Borrower shall default in the payment of interest and shall fail to cure such default within five (5) days of when due according to the terms of the Note, or in the payment of fees or other amounts payable to Lender hereunder, under the Note or under any of the other Loan Documents and shall fail to cure such defaults within ten (10) days after the due date thereof;

(c)

Any representation or warranty made by any Loan Party in this Agreement, or in any of the other Loan Documents, in any financial statement or in any schedule, report, certificate, notice or writing furnished by Borrower pursuant to this Agreement or any Loan Document or in connection with the Loan, is untrue or incomplete in any material respect on the date stated or certified, which default, if curable, is not cured to Lender’s reasonable satisfaction within thirty (30) days after Lender gives Borrower written notice thereof;

(d)

Any Loan Party shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or him or any of its or his property or assets; or shall generally fail to, or admit in writing its or his inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its or his creditors; or shall give notice to any governmental body of insolvency or of pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and such receiver, liquidator, or custodian shall not be discharged within sixty (60) days after the date of appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing;

(e)

A judgment or judgments for the payment of money in excess of the sum of $100,000.00 in the aggregate shall be rendered against Borrower, and Borrower shall not discharge the same or provide for discharge thereof in accordance with the terms thereof, or procure a stay of execution thereof, prior to any execution thereon by the judgment creditor, within thirty (30) days from the date of entry thereof, and within said period of thirty (30) days, or such longer period during which execution thereon shall be stayed, appealed therefrom and cause the execution thereof to be stayed during such appeal;

(f)

The maturity of any material indebtedness of Borrower (other than indebtedness under this Agreement) shall be accelerated, or Borrower shall fail to pay any such indebtedness when due (after the lapse of any applicable grace period) or, in the case of such indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness of Borrower shall be deemed "material" if it exceeds $500,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section VII.1(f) has occurred;

(g)

Any execution or attachment shall be issued whereby any property of Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof;

(h)

Any Loan Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested in a legal proceeding by Borrower, or Lender shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of Lender, if any of the foregoing shall remain unremedied for ten (10) days or more after receipt or written notice thereof by Borrower from Lender;

(i)

Any default or event of default occurs under any document (other than the Loan Documents) evidencing, securing or guarantying any indebtedness of Borrower to Lender or any affiliate of Lender, after the giving of notice and the expiration of any applicable cure period;

(j)

A default occurs in the performance of any of Borrower's obligations in Sections VI.2, VI.7, VI.8, VI.9, VI.13, VI.25 or VI.27 hereof;

(k)

Any ERISA Event shall occur and there shall result from such occurrence a claimed liability of Borrower or any of its ERISA Affiliates to PBGC or the Internal Revenue Service that exceeds $1,000,000.00 in the aggregate for all such occurrences;

(l)

Borrower shall default in any other loan or indebtedness to Lender or any affiliate of Lender, after the giving of notice and the expiration of any applicable cure period;

(m)

Borrower shall default in the performance or observance  of  any agreement, covenant or condition required to be performed or observed by Borrower under the terms of this Agreement, or any of the other Loan Documents other than a default described in Sections VII.1(a) through (l) above, which default, if curable, is not cured within thirty (30) days after Lender gives Borrower written notice thereof; provided, however, that if said curable default cannot reasonably be cured within said thirty (30) day period, but Borrower commences the cure thereof within said thirty (30) day period and prosecutes said cure diligently, continuously and in good faith, said thirty

(30) day period shall be extended by the period of time reasonably required to cure the same, not to exceed an additional sixty (60) days; or

(n)

The  occurrence  of  any  “Event  of  Default”  under  the  Pro-Dex  Credit Agreement.

VII.2

Rights and Remedies.

Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by Lender, Lender shall be entitled, at the option of Lender, to exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a)

Make one or more further Advances, without liability to make any subsequent Advance and without waiving any Default or Event of Default;

(b)

Declare the Note and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Note (both as to principal and interest) and all such amounts shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived;

(c)

Proceed to protect and enforce its rights hereunder, under the Note and under any other Loan Document by a suit or suits in equity or at law, either for specific performance of any term, covenant, agreement or condition contained herein or in aid of the execution of any power herein or therein granted for collection of all amounts payable under this Agreement or the Note or for the enforcement of any other legal or equitable remedy;

(d)

Exercise any or all remedies specified herein and in the other Loan Documents, including without limitation, the right to foreclose the Deed of Trust, and/or any other remedies which it may have therefor at law, in equity or under statute;

(e)

Cure the Event of Default on behalf of Borrower, and, in doing so, enter upon the Project, and expend such sums as it may deem desirable, including reasonable attorneys' fees, all of which shall be deemed to be Advances hereunder, even if such Advances cause the Loan to exceed the face amount of the Note, and such Advances shall bear interest at the Default Rate provided herein and shall be payable by Borrower on demand;

(f)

Declare an Event of Default under any agreement to which Lender and Borrower are parties, whether or not such agreement concerns the Loan transaction contemplated by this Agreement, and may effectuate any remedies provided for in such agreement; and/or

In addition to the other remedies set forth herein and in the other Loan Documents, Borrower hereby irrevocably authorizes Lender, at any time while an Event of Default continues, to set off any sum due to or incurred by Lender against all deposits and credits of Borrower with, and any and all claims of Borrower against, Lender. Such right shall exist whether or not Lender shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Lender.  Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify Borrower of its exercise of such setoff right; provided, however, that the failure of Lender to promptly provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on Lender to all rights of banker's lien, setoff and counterclaim available pursuant to law.

ARTICLE VIII

MISCELLANEOUS

VIII.1

Binding Effect; Waivers; Cumulative Rights and Remedies.

The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent of Lender. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder, under the Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing. The rights and remedies of Lender specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which Lender would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Lender’s rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

VIII.2

Survival.

All covenants, agreements, representations and warranties made in this Agreement and the other Loan Documents shall survive the execution of this Agreement, the making of the Advances by Lender, and the execution of the other Loan Documents, and shall continue until Lender receives payment in full of the outstanding principal interest and other charges due Lender hereunder and under the other Loan Documents, and until there is no obligation to make any Advances hereunder, except that the indemnification provisions herein and in the other Loan Documents shall survive such payment and termination of such obligations.

VIII.3

Governing Law; Waiver of Jury Trial; Jurisdiction; Judicial Reference Agreement.

THIS AGREEMENT WAS NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF CALIFORNIA, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS). TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO ASSERT THAT THE LAW OF ANY OTHER

JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. AT THE OPTION OF LENDER, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA OR IN EITHER THE STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA OR HENNEPIN COUNTY, MINNESOTA; BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURTS AND WAIVES ANY ARGUMENT THAT JURISDICTION IN SUCH FORUMS IS NOT PROPER OR CONVENIENT OR THAT VENUE IN SUCH FORUMS IS NOT PROPER OR CONVENIENT. IN THE EVENT AN ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM  THE RELATIONSHIP CREATED BY THIS AGREEMENT, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE, BUT ANY APPLICABLE STATUTE OF LIMITATIONS SHALL CONTINUE TO BE TOLLED FOR A PERIOD OF SIX (6) MONTHS AFTER SUCH DISMISSAL.

THE TERMS OF THE JUDICIAL REFERENCE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

VIII.4

Counterparts.

(a)

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect to the subject matter hereof. Except as provided in Article III, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof executed by the Borrower. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and each other Loan Document has been reviewed by all parties hereto and incorporate the requirements of such parties. Each party waives the rule of construction that any ambiguities are to be resolved against the party drafting the same and agrees such rules will not be employed in the interpretation of this Agreement or any other Loan Document.

(b)

The words “execution,” “signed,” “signature,” and words of similar import in any Loan Document shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

VIII.5

Notices.

Any notice required or permitted to be given by either party hereto to the other under the terms of this Agreement, or documents related hereto, shall be in writing and shall be deemed to have been given on the date the same is deposited in the United States Mail, registered or certified, return receipt requested, postage prepaid, or deposited with Federal Express, Airborne, UPS or another reputable overnight courier, addressed to the party to which the notice is to be given at the address set forth opposite its name below, or at any other address specified in a written notice given by such party to the other parties not less than ten (10) days prior to the effective date of the address change.

VIII.6

No Third Party Reliance.

No third party shall be entitled to rely upon this Agreement or to have any of the benefits of Lender’s interest hereunder, unless such third party is an express assignee of all or a portion of Lender’s interest hereunder.

VIII.7

Sale of Loan or Participations.

Lender may at any time sell, assign, transfer, syndicate, grant participations in or otherwise dispose of any portion of the Loan (each such interest so disposed of being herein called a “Transferred Interest”) to banks, insurance companies, other financial institutions or other Persons acceptable to Lender (hereinafter called “Transferees”), pursuant to such transfer agreements, co- lender agreements, participation agreements and/or agency agreements into which Lender and its Transferees may enter and by which, if requested by Lender, Borrower shall agree in writing to recognize. In addition, Lender may, at any time and from time to time, in its ordinary course of business and in accordance with applicable law, (i) assign an undivided interest in the Loan to an affiliate of Lender or to any successor entity by reason of any merger affecting Lender; or (ii) pledge or assign the same to any Federal Reserve Bank in accordance with applicable law. At the written request of Lender, in the event of any such sale, assignment, transfer or syndication, Borrower shall execute separate new promissory notes to the assignor and its assignee, in the amounts of their respective interests in the Loan after said assignment, and shall deliver the same to the assignor and the assignee, in exchange for the assignor’s existing promissory note. All such separate new promissory notes shall be entitled to all the rights and benefits accorded to the Note under the terms of the Loan Documents. Lender may divulge all information relating to Borrower or the Project which Lender has to any actual or potential Transferee, and Borrower shall cooperate with Lender in connection with the transfer.  Borrower agrees that each Transferee shall be entitled to the benefits hereof with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker’s lien, setoff and counterclaim as if such Transferee were a direct lender to Borrower. If Lender makes any assignment to a Transferee, then such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a lender hereunder and shall have all of the rights and obligations of Lender hereunder, and Lender shall be released from its duties and obligations under this Agreement to the extent of such assignment. Borrower hereby acknowledges and agrees that (a) any assignment or participation of the Loan by Lender is not subject to Borrower’s consent; (b) there are no restrictions on the type of assignee, participant or Transferee to whom Lender may transfer its interest; and (c) Lender’s ability to provide information to prospective Transferees in advance of a transfer is not subject to Borrower’s consent or other material restriction. Lender’s election to do any of the items in this Section VIII.8 shall be at no cost to Borrower.

VIII.8

Time of the Essence.

Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

VIII.9

Further Assurances.

Borrower agrees that at any time, and from time to time, after the execution and delivery of the Loan Documents, it will, upon the reasonable request of Lender, execute and deliver such further documents, financing statements and other documents and instruments, pay all fees in connection therewith and do such further acts and things consistent with the terms and conditions of the Loan Documents, as Lender may reasonably request, all in order fully to effect the purposes of the Loan Documents.

VIII.10

USA Patriot Act Notice, Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and Borrower shall provide to Lender, Borrower’s address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit and/or other financial services product.

VIII.11

Entire Agreement; No Oral Modifications.

This Agreement, the other Loan Documents and the other documents mentioned herein set forth the entire agreement of the parties with respect to the Loan and supersede all prior written or oral understandings and agreements with respect thereto. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto. This Agreement, the Note and each other Loan Document has been reviewed by the parties hereto and incorporate the requirements of the parties.  Each party waives the rule of construction that any ambiguities are to be resolved against the party drafting the same and agrees such rules will not be employed in the interpretation of this Agreement, the Note or any other Loan Document.

VIII.12

Captions.

The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

VIII.13

Joint and Several Liability.

If Borrower consists of more than one (1) individual and/or entity, each of said individuals and/or entities shall be jointly and severally liable for each covenants, agreement, representation and warranty of Borrower hereunder.

VIII.14

Borrower-Lender Relationship.

The relationship between Borrower and Lender created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and in no event shall Lender be deemed to be a partner of, or a joint venturer with, Borrower.

VIII.15

Document Imaging, Electronic Transactions and the UETA.

Without notice to or consent of Borrower, Lender may create electronic images of this Agreement and the other Loan Documents and destroy paper originals of any such imaged documents. Provided that such images are maintained by or on behalf of Lender as part of Lender’s normal business processes, Borrower agrees that such images have the same legal force and effect as the paper originals, and are enforceable against Borrower. Furthermore, Borrower agrees that Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, the Uniform Electronic Transactions Act (the “UETA”), with the image of such instrument in Lender’s possession constituting an “authoritative copy” under the UETA.

[Remainder of Page Intentionally Left Blank]

Exhibit A

Legal Description

and

Permitted Encumbrances

Legal Description:

The following real property situated in the County of Orange, State of California:

PARCEL A:

LOT 38 OF TRACT NO. 8590, IN THE CITY OF TUSTIN, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP RECORDED IN BOOK 346, PAGES 19 THROUGH 24, INCLUSIVE OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM THE  LAND, ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOW, GEOTHERMAL STEAM, AND ALL PRODUCTS DERIVED FORM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE LAND, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THE LAND, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND, AS RESERVED BY THE IRVINE COMPANY IN THE DEED RECORDED FEBRUARY 26,1976 IN BOOK 11656, PAGE 1935 OF OFFICIAL RECORDS.

APN: 432-472-21

PARCEL B:

EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, DRIVEWAY AND PARKING PURPOSES AS DESCRIBED AND SET FORTH IN THAT CERTAIN DECLARATION OF ESTABLISHMENT OF EASEMENTS RECORDED NOVEMBER 30, 1990 AS INSTRUMENT NO. 90- 632492, AS AMENDED BY THAT CERTAIN AMENDMENT TO DECLARATION OF ESTABLISHMENT OF EASEMENTS RECORDED NOVEMBER 12, 1998 AS INSTRUMENT NO. 19980767973, BOTH OF OFFICIAL RECORDS.

APN: 432-472-21

A-1

Permitted Encumbrances:

1.

Property taxes, including any personal property taxes and any assessments collected with taxes, not yet due or payable.

2.

Water rights, claims or title to water, whether or not disclosed by the public records.

3.

Easement(s) for the purpose(s) shown below and rights incidental thereto as provided in a document:

Purpose:

Perpetual air or flight easement, also referred to as “avigation rights.”

Recording Date:

March 17, 1964

Recording No:

in Book 6965, Page 721 of Official Records

Affects:

All the air space above said Land.

4.

Covenants, conditions and restrictions but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, gender, gender identity, gender expression, sexual orientation, marital status, national origin, ancestry, familial status, source of income, disability, veteran or military status, genetic information, medical condition, citizenship, primary language, and immigration status, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law, as set forth in the document

Recording Date:

April 30, 1974

Recording No:

in Book 11132, Page 514 of Official Records

Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of the Deed of Trust.

5.

Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose:

Public utilities

Recording Date:

February 29, 1976

Recording No:

in Book 11656, Page 1935 of Official Records

Affects:

A portion of said land as more particularly described in said document.

6.

Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:

Southern California Edison Company

Purpose:

Public utilities

Recording Date:

April 13, 1976

Recording No:

in Book 11703, Page 566 of Official Records

Affects:

A portion of said land as more particularly described in said document.

7.

Covenants, conditions and restrictions but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, gender, gender identity, gender expression, sexual orientation, marital status, national origin, ancestry, familial status, source of income, disability, veteran or military status, genetic information, medical condition, citizenship, primary language, and immigration status, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law, as set forth in the document

Recording Date:

October 29, 1976

Recording No:

in Book 11943, Page 1885 of Official Records

8.

Matters contained in that certain document

Entitled:

Declaration of Establishment of Easements.

Recording Date:

November 30, 1990

Recording No:

as Instrument No. 90-632492 of Official Records

Among other things, said Declaration of Establishment of Easements provides for: Easements over said land for vehicular and pedestrian ingress and egress, driveway parking purposes as described therein.

“Amendment to Declaration of Establishment of Easements” subject to all the terms, provisions and conditions therein contained recorded November 12, 1998 as Instrument No. 19980767973 of Official Records.

9.

Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:

Pacific Bell

Purpose:

Underground communication facilities

Recording Date:

March 23, 2000

Recording No:

as Instrument No. 20000149037 of Official Records

Affects:

A portion of said land as more particularly described in said document.

10.

Matters contained in that certain document

Entitled:

Agreement With Conditions of Approval Discretionary Permit Approval

Recording Date:

October 5, 2016

Recording No:

as Instrument No. 2016000486609 of Official Records

Exhibit B

Buildings and Improvements

A commercial office building with approximately 25,230 square feet of rentable space with parking situated on the Land.

B-1

Exhibit C

AUTHORIZED PERSONS

Richard L. Van Kirk

Alisha Charlton

SCHEDULE OF PERMITS